UNITED STATES

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TEGNA INC.

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The following press release was issued by TEGNA Inc. on January 15, 2020.

FOR IMMEDIATE RELEASE

January 15, 2020

TEGNA Comments on Standard General’s Nomination of Directors

Tysons, VA - TEGNA Inc. (NYSE: TGNA) issued the following statement regarding today’s announcement by Standard General LP that it has nominated Soohyung Kim, its Managing Partner and Chief Investment Officer, and three other candidates for election to TEGNA’s Board of Directors at the 2020 Annual Meeting of Shareholders:

“Since Standard General disclosed its investment in TEGNA, our Board and management team have held multiple meetings with Mr. Kim to learn about his perspective on TEGNA. In those meetings, Mr. Kim demanded a Board seat for himself but offered no specific ideas to create value – only statements that if he were on the Board, he would have a unique ability to source and execute ‘transformative’ M&A.

Recent press accounts in which Mr. Kim implies that he was ‘stonewalled’ by TEGNA regarding M&A are patently false. Mr. Kim has not suggested any transactions to us, and our Board and management team have a track record that demonstrates their openness to all paths to create value for all of TEGNA’s shareholders.

TEGNA’s Board has thoroughly evaluated Mr. Kim as a potential director. Board members, including the independent Chairman and members of the Nominating and Governance Committee, held several meetings with him, interviewed a number of people who have served with him on other boards (including those he offered as references), and conducted a detailed assessment of his track record and current investments in the broadcasting industry.

The Board has serious concerns about Mr. Kim’s prior business and board service, including a track record of endorsing and executing corporate actions in favor of his own investments to the detriment of other shareholders. The Board is also concerned that his significant investments in and influence over other broadcasting companies would create a conflict of interest as a TEGNA Director. Accordingly, the Board unanimously determined that adding him to the Board is not in the best interests of TEGNA and its shareholders. Mr. Kim was informed of the Board’s decision on January 10.

TEGNA has a highly qualified, independent and diverse Board with a strong track record of generating value for shareholders. The Board is comprised of industry leaders with significant experience in areas that are highly relevant for evaluating TEGNA’s strategy and portfolio, including M&A execution and integration, technology, management and leadership, operational expertise and broadcasting. The Board has added three new directors since December 2017 and six new directors over the past five years, and TEGNA is committed to continuing board refreshment.

TEGNA’s disciplined approach to M&A, superior operational execution, strong balance sheet, and free cash flow generation position it to continue to increase value for shareholders. Since becoming a pure-play broadcasting company, TEGNA has delivered strong shareholder returns and made acquisitions that are compelling both strategically and financially. In 2019, TEGNA completed $1.5 billion in acquisitions that are on track to add ~$500 million of revenue, ~$200 million of Adjusted EBITDA and ~$100 million of free cash flow on a two-year average basis. Total shareholder return (TSR) in the two-year 2018-2019 period was 23.6% relative to the peer median of 3.1%1. For 2019, one-year TSR of 56.4% nearly doubled our peer median of 29.0%, and TEGNA shares have continued to trade well in 2020.

The Board remains open to hearing Mr. Kim’s perspectives on TEGNA’s business as a major shareholder. Additionally, the Board will evaluate the three other Standard General nominees, who were identified for the first time today by Mr. Kim, consistent with TEGNA’s standard review process. The Board will then make a determination that it believes will best serve the interests of the Company and its shareholders.”

Wachtell, Lipton, Rosen & Katz is serving as legal counsel to TEGNA.

About TEGNA

TEGNA Inc. (NYSE: TGNA) is an innovative media company that serves the greater good of our communities. Across platforms, TEGNA tells empowering stories, conducts impactful investigations and delivers innovative marketing solutions. With 62 television stations in 51 markets, TEGNA is the largest owner of top 4 affiliates in the top 25 markets among independent station groups, reaching approximately 39 percent of all television households nationwide. TEGNA also owns leading multicast networks Justice Network and Quest. TEGNA Marketing Solutions (TMS) offers innovative solutions to help businesses reach consumers across television, email, social and over-the-top (OTT) platforms, including Premion, TEGNA’s OTT advertising service. For more information, visit www.TEGNA.com.

Forward Looking Statements

Certain statements in this press release may constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are subject to a number of risks, trends and uncertainties that could cause actual results or company actions to differ materially from what is expressed or implied by these statements. Economic, competitive, governmental, technological and other factors and risks that may affect TEGNA’s operations or financial results are discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and in subsequent filings with the U.S. Securities and Exchange Commission (the “SEC”). We disclaim any obligation to update these forward-looking statements other than as required by law.

[1]

Total shareholder return includes impact of stock price performance and reinvested dividends; spin-offs treated as a cash dividend at time of spin, but excludes stock performance of spun entity. Peer set is E.W. Scripps, Gray TV, Meredith, Nexstar and Sinclair.

Important Additional Information

TEGNA intends to file a proxy statement and GOLD proxy card with the SEC in connection with the solicitation of proxies for TEGNA’s 2020 Annual Meeting of shareholders (the “Proxy Statement” and such meeting the “2020 Annual Meeting”). TEGNA, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2020 Annual Meeting. Information regarding the names of TEGNA’s directors and executive officers and their respective interests in TEGNA by security holdings or otherwise is set forth in TEGNA’s proxy statement for the 2019 Annual Meeting of shareholders, filed with the SEC on March 11, 2019 (the “2019 Proxy Statement”). To the extent holdings of such participants in TEGNA’s securities have changed since the amounts described in the 2019 Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Additional information can also be found in TEGNA’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on March 1, 2019 and in TEGNA’s Quarterly Reports on Form 10-Q for the first three quarters of the fiscal year ended December 31, 2019 filed with the SEC on May 9, 2019, August 6, 2019 and November 7, 2019, respectively. Details concerning the nominees of TEGNA’s Board of Directors for election at the 2020 Annual Meeting will be included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF TEGNA ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING TEGNA’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders will be able to obtain a copy of the definitive Proxy Statement and other documents filed by TEGNA free of charge from the SEC’s website, www.sec.gov. TEGNA’s shareholders will also be able to obtain, without charge, a copy of the definitive Proxy Statement and other relevant filed documents by directing a request by mail to TEGNA, 8350 Broad Street, Suite 2000, Tysons, VA 22102, or from the Company’s website, http://www.tegna.com.

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For media inquiries, contact:

Anne Bentley

Vice President, Corporate Communications

703-873-6366

abentley@TEGNA.com

George Sard/Stephanie Pillersdorf

Sard Verbinnen & Co.

212-687-8080

TEGNA-SVC@SARDVERB.com

For investor inquiries, contact:

John Janedis, CFA

Senior Vice President, Capital Markets & Investor Relations

703-873-6222

jjanedis@TEGNA.com